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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                  May 30, 2001
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                        (Date of earliest event reported)


                        HARRINGTON FINANCIAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)


Indiana                              0-29740                    48-1050267
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)


10801 Mastin Blvd., Suite 740, Overland Park, KS                  66210
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(Address of principal executive offices)                        (Zip Code)


                                 (913) 451-1566
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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      (Former name, former address and former fiscal year, if changed since last report)



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Item 5.     OTHER EVENTS

      On May 30, 2001, Harrington Financial Group, Inc. ("Harrington"), the Indiana holding company for Harrington Bank, FSB ("Harrington Bank"), a federally chartered savings bank, announced that it entered into an Agreement and Plan of Merger, dated as of May 30, 2001, by and among Hasten Bancshares ("Hasten"), a closely held bank holding company for First National Bank and Trust ("First National"), a national bank, AL Acquisition Corp., an Indiana corporation and a wholly owned subsidiary of Hasten, and Douglas Breeden (the "Merger Agreement" a copy of which is attached hereto as Exhibit 2.1), pursuant to which Harrington will be acquired by Hasten.

      Under the terms of the Merger Agreement, holders of Harrington common stock will receive $12.4916 in cash for each share of Harrington common stock owned. The aggregate purchase price to be paid by Hasten for all of the outstanding shares and options to purchase common stock of Harrington is approximately $40 million. The acquisition is expected to close during the fourth quarter of the calendar year 2001, pending the receipt of all requisite regulatory approvals and the approval of Harrington's shareholders. Upon completion of the acquisition, Hasten intends to merge Harrington Bank into First National.

      In connection with the Merger Agreement and pursuant to the terms of an Option Agreement, dated as of May 30, 2001, by and between Harrington and Hasten (a copy of which is attached hereto as Exhibit 2.2), Harrington granted Hasten an option to acquire up to 19.9% of its outstanding common stock upon the occurrence of certain events.

      In addition to its agreement with Hasten, Harrington concurrently entered into separate agreements to sell its banking operation in Mission, Kansas to Harrington West Financial Group, Inc., the holding company for Los Padres Bank, FSB ("Los Padres") of Solvang, California for a $5.0 million cash premium, and its banking operation in Chapel Hill, North Carolina to Community First Financial Group, Inc. of Corydon, Indiana for a $2.0 million cash premium. In addition, Los Padres will acquire Harrington Bank's 51% ownership interest in Harrington Wealth Management Company, a trust and investment management firm, for net book value at closing. Each of these transactions are required to be completed prior to the consummation of Hasten's acquisition of Harrington. Copies of the Purchase and Assumption Agreement and the Loan Sale Agreement, both of which are dated as of May 30, 2001, by and between Harrington Bank and Harrington West Financial Group, Inc., are attached hereto as Exhibits 2.3 and 2.4, respectively. Copies of the Purchase and Assumption Agreement and the Loan Sale Agreement, both of which are dated as of May 30, 2001, by and between Harrington Bank and Community First Financial Group, Inc. are attached hereto as Exhibits 2.5 and 2.6, respectively. A copy of the Stock Purchase Agreement, dated as of May 30, 2001, by and between Harrington Bank and Los Padres, is attached hereto as Exhibit 2.7.

      A copy of the press release made in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.


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Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)   Not applicable.

      (b)   Not applicable.

      (c)   The following exhibits are included with this Report:

            Exhibit 2.1 Agreement and Plan of Merger, dated as of May 30, 2001, by and among Hasten Bancshares, AL Acquisition Corp., Harrington Financial Group, Inc. and Douglas Breeden.
            Exhibit 2.2 Option Agreement, dated as of May 30, 2001, by and between Harrington Financial Group, Inc. and Hasten Bancshares, incorporated by reference to Exhibit B to the Merger Agreement referenced as Exhibit 2.1 herein.
            Exhibit 2.3 Purchase and Assumption Agreement, dated as of May 30, 2001, by and between Los Padres Bank, FSB and Harrington Bank, FSB.
            Exhibit 2.4 Loan Sale Agreement, dated as of May 30, 2001, by and between Los Padres Bank, FSB and Harrington Bank, FSB.
            Exhibit 2.5 Purchase and Assumption Agreement, dated as of May 30, 2001, by and between Community First Financial Group, Inc. and Harrington Bank, FSB.
            Exhibit 2.6 Loan Sale Agreement, dated as of May 30, 2001, by and between Community First Financial Group, Inc. and Harrington Bank, FSB.
            Exhibit 2.7 Stock Purchase Agreement, dated as of May 30, 2001, by and between Los Padres Bank, FSB and Harrington Bank, FSB.
            Exhibit 99.1   Press Release dated May 30, 2001.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         HARRINGTON FINANCIAL GROUP, INC.



                                         By: /s/ Craig J. Cerny
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                                            Craig J. Cerny
                                            President and Chief Executive
                                            Officer

Date: June 1, 2001.